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                                                                 EXHIBIT 10.4.26


          Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under rule 24b-2.


October 14, 1998

Neoprobe Corporation
Attn: Mr. David C. Bupp, President and CEO
425 Metro Place North
Suite 300
Dublin, OH  43017-1367

Ladies and Gentlemen:

Reference is hereby made to that certain Sales and Marketing Agreement, dated as of April 21, 1998 (the "Original Agreement"), by and between Neoprobe Corporation, a Delaware corporation ("Neoprobe"), and Ethicon Endo-Surgery, Inc., an Ohio corporation ("EES"). Each of EES and Neoprobe deems it to be in its best interest to amend the terms of the Original Agreement and, in consideration of the premises and mutual covenants contained herein, the parties hereto agree, and this letter will confirm our agreement, to amend the Original Agreement as follows:

1. Territory. Section 1 shall be amended by deleting the words "Japan" and "Australia" appearing in the first sentence thereof.

2. Responsibilities in Europe. Section 3(b) shall be amended by adding the following language at the end thereof:

     "EES and Neoprobe shall mutually agree on the specific accounts in Europe (the "European Accounts") that shall be subject to this Agreement and shall as soon as reasonably practicable after the date hereof, create a list thereof (the "Account List") which will be continually updated as necessary and subject to a formal review and revision, as mutually agreed upon, by both parties between January 1, 1999 and January 15, 1999. EES shall support the European Accounts and EES shall receive commissions with respect to all sales of Neoprobe(R) Systems made to such European Accounts from and after the date hereof as set forth hereinafter. The responsibility of EES shall be to use its reasonable efforts to generate leads for additional European Accounts, to introduce the European Accounts to Neoprobe clinical specialists and to otherwise assist in facilitating the sales of Neoprobe(R) Systems by Neoprobe clinical specialists to such European Accounts, as appropriate. EES represents that the EES sales representative that facilitates a sale of a Neoprobe(R) System will receive a reasonable level of commission representing this sale."

Text which has been omitted and filed separately under Rule 24-b2, pursuant to which Neoprobe Corporation has requested confidential treatment of this information, has been replaced by "****" in this Exhibit.
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          Omitted portions of this Exhibit are subject to a Request for
                    Confidential Treatment under rule 24b-2.


3. Commissions on European Sales. Section 4(a) shall be amended by (i) adding a new subsection (iv) which shall read in its entirety as follows:

     "(iv) Neoprobe shall pay EES a commission of ****% of the invoice amount net of shipping, value added taxes, and any other duties, on all systems and accessories sold during the term of this agreement with respect to all Neoprobe(R) Systems sold to European Accounts."

     ; and (ii) renumbering subsections "(iv), (v) and (vi)" as "(v), (vi) and
     (vii)", respectively.

Please acknowledge your acquiescence with the terms and provisions of this letter by countersigning where indicated below and, upon such countersigning, the provisions of this letter shall become effective and in full force and effect.

                                       Very truly yours,

                                       ETHICON ENDO-SURGERY, INC.

                                       By: /s/ Katja Kreutzer
                                           ----------------------------------
                                           Name:   Katja Kreutzer
                                           Title:  Vice President, Breast
                                                   Care Management, Europe


AGREED TO AND ACCEPTED:
-----------------------

NEOPROBE CORPORATION


By: /s/ David C. Bupp
    -------------------------------
    Name: David C. Bupp
    Title: President/CEO


Text which has been omitted and filed separately under Rule 24-b2, pursuant to which Neoprobe Corporation has requested confidential treatment of this information, has been replaced by "****" in this Exhibit.

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